UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2018

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2018, the Board of Directors of The Southern Company (“Southern Company”) appointed Andrew W. Evans, currently Executive Vice President of Southern Company and Chairman, President and Chief Executive Officer of Southern Company Gas, to serve as Executive Vice President and Chief Financial Officer of Southern Company, effective June 1, 2018.
Mr. Evans will succeed Art P. Beattie, who will retire as Executive Vice President and Chief Financial Officer of Southern Company, effective June 1, 2018.
Mr. Evans, 51, has served as Executive Vice President of Southern Company since July 2016, President of Southern Company Gas since May 2015 and Chief Executive Officer of Southern Company Gas and Chairman of Southern Company Gas’ Board of Directors since January 2016. Previously, Mr. Evans served as Chief Operating Officer of Southern Company Gas from May 2015 through December 2015 and Executive Vice President and Chief Financial Officer of Southern Company Gas from May 2006 through May 2015.
Also on April 16, 2018, Kimberly S. Greene, currently Executive Vice President and Chief Operating Officer of Southern Company, resigned as Chief Operating Officer, effective June 1, 2018, to succeed Mr. Evans as Chairman, President and Chief Executive Officer of Southern Company Gas. Ms. Greene will remain Executive Vice President of Southern Company. The duties of Chief Operating Officer of Southern Company will be divided among various members of management.
Ms. Greene has served as Executive Vice President and Chief Operating Officer of Southern Company since March 2014 and as a director of Southern Company Gas since July

2016. Previously, Ms. Greene served as President and Chief Executive Officer of Southern Company Services, Inc. from April 2013 to February 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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